SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Unifi, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than Registrant)

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PRELIMINARY PROXY MATERIALS

UNIFI
QUALITY THROUGH PRIDE

7201 West Friendly Avenue
Greensboro, North Carolina 27410

September ___, 2003
TO THE SHAREHOLDERS OF
            UNIFI, INC.

      The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. Eastern Daylight Savings Time on Wednesday, October 22, 2003, at the Company's corporate headquarters at 7201West Friendly Avenue, Greensboro, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a form of proxy, are enclosed.

      Detailed information relating to the Company's activities and operating performance is contained in our 2003 Annual Report on Form 10-K, which is also enclosed.

     You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                                                                                Sincerely,

                                                                                Brian R. Parke
                                                                                President and Chief Executive Officer

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UNIFI
QUALITY THROUGH PRIDE

7201 West Friendly Avenue
Greensboro, North Carolina 27410

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 22, 2003

To The Shareholders of Unifi, Inc.:

        The Annual Meeting of Shareholders of Unifi, Inc. will be held at the Company's corporate headquarters at 7201 West Friendly Avenue, Greensboro, North Carolina, on Wednesday, October 22, 2003 at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

1.       To adopt and approve an amendment to the Company's Restated Certificate of Incorporation to decrease the required minimum number of Directors on the Board of Directors from nine (9) to seven (7).

2.       To elect nine (9) Directors to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified.

3.       To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

          The Board of Directors, under the provisions of the Bylaws, has fixed the close of business on September 12, 2003, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. The transfer books of the Company will not be closed.

          YOUR VOTE IS IMPORTANT and the Board of Directors would appreciate your signing and returning the accompanying proxy card promptly. A proxy may be revoked by the Shareholder at any time before it is exercised.

                                                                              By Order Of The Board Of Directors:

                                                                              Charles F. McCoy
                                                                              Vice President, Secretary and
                                                                                   General Counsel
Greensboro, North Carolina
September ___, 2003

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UNIFI
QUALITY THROUGH PRIDE

7201 West Friendly Avenue
Greensboro, North Carolina 27410

PROXY STATEMENT
SOLICITATION OF PROXIES

         This solicitation of the enclosed proxy is made by the Board of Directors (the "Board") of Unifi, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held Wednesday, October 22, 2003, at 10:00 A.M. Eastern Daylight Savings Time, at the Company's corporate headquarters located at 7201 West Friendly Avenue, Greensboro, North Carolina, or at any adjournment or adjournments thereof. This statement and the form proxy will first be mailed to the Shareholders entitled to notice of the Annual Meeting of Shareholders on or about September 22, 2003.

        The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or by telephone, telegraph or electronic means by Directors, officers and regular employees of the Company who will not be specially compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,500 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company's expense, to their principals.

        The Company's common stock, par value $.10 per share is the only class of stock of the Company. Shareholders of record, as of the close of business on September 12, 2003, will be entitled to notice of and to vote at the meeting or any adjournment thereof. On September __, 2003, the Company had outstanding _____________ shares of its common stock. Each share of the Company's common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class.

        All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted (i) in favor of Proposal No. 1, the amendment to the Company's Restated Certificate of Incorporation reducing the required minimum number of Directors on the Board of Directors from nine (9) to seven (7) members; (ii) in favor of Proposal No. 2, to elect the nine (9) nominees for Director; and (iii) in the discretion of the proxy holders on any other matters presented at the Annual Meeting of Shareholders. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the Secretary of the Company, by submitting a properly signed proxy with a later date or by the Shareholder personally attending and voting his or her shares at the meeting.

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VOTING OF SHARES

       The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. New York law and the Company's By-Laws require the presence of a quorum at Annual Meetings of Shareholders. Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

     Each share represented is entitled to one vote on all matters properly brought before the meeting. Please specify your choice by marking the appropriate boxes on the enclosed proxy card and signing it. Directors shall be elected by a plurality of the votes cast by the Shareholders at a meeting in which a quorum was present. Therefore, shares not voted and broker non-votes will have no affect on the election of Directors.

    The proposed amendment to the Company's Restated Certificate of Incorporation must receive the affirmative vote of a majority of the outstanding shares of common stock of the Company. A properly executed proxy card marked "Abstain" with respect to this proposal will not be voted. In addition, broker non-votes will not be voted with respect to this proposal. Accordingly, abstentions and broker non-votes will have the effect of a vote "Against" the proposal to amend the Company's Restated Certificate of Incorporation.

INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

     The following table sets forth information, as of September 5, 2003 (unless otherwise set forth in the footnotes), with respect to each person known or believed by the Company to be the beneficial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company's common stock.

Name and Address of Beneficial Owner	Amount and Nature Beneficially Owned(1)	Percent of Class

Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	4,175,020	7.8%

Merrill Lynch & Co., Inc. (3) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	3,937,761	7.3%

T. Rowe Price Associates, Inc. (4) 100 East Pratt Street Baltimore, MD 21202	4,297,000	8.0%

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______________________________________________
(1) "Beneficial Ownership," for purposes of the table, is determined according to the meaning of applicable securities regulations and based on a review of reports filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of such date.

(2) As indicated in its Schedule 13G/A, filed February 12, 2003, Dimensional Fund Advisors Inc., an investment advisor under Section 203 of the Investment Advisors Act of 1940, may be deemed to beneficially own 4,175,020 shares by virtue of having sole voting and dispositive power over 4,175,020 shares.

(3) As indicated in its Schedule 13G/A, filed January 10, 2003, Merrill Lynch & Co. and certain of its subsidiaries, may be deemed to beneficially own 3,937,761 shares by virtue of having shared voting power and shared dispositive power over 3,937,761 shares.

(4) As indicated in its Schedule 13G/A, filed February 5, 2003, T. Rowe Price Associates, Inc., may be deemed to beneficially own 4,297,000 shares by virtue of having sole voting power over 1,289,900 shares and sole dispositive power over 4,297,000 shares.
PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
TO DECREASE THE MINIMUM NUMBER OF DIRECTORS ON THE BOARD OF DIRECTORS FROM NINE (9) TO SEVEN (7) MEMBERS
(Item 1 on the Proxy Card)

           On July 23, 2003, the Board of Directors unanimously approved, and recommended for adoption by shareholders at the Annual Meeting of Shareholders, an amendment to Article Seventh of the Company's Restated Certificate of Incorporation to reduce the required minimum number of directors from nine (9) members to seven (7) members (the "Proposal" or the "Proposed Amendment"). The Board of Directors currently consists of nine (9) members.

          After due consideration, the Board of Directors has determined to propose the reduction in the minimum number of directors. This determination by the Board is in furtherance of its goal of ensuring that the Company's corporate governance policies maximize accountability to the Shareholders. The Board of Directors also believes that reducing the minimum size of the Board will promote efficiencies by allowing the Company to have a slightly smaller Board which would facilitate communications and decision-making. Additionally, the Board may avoid the situation of having to quickly fill unexpected vacancies in order to meet the existing minimum size requirements. Consequently, when vacancies occur, the Board will have the flexibility to conduct an organized search for a replacement, thereby preserving the quality of the Board and maintaining its diversity of experience.

       Further, the Company believes it is advisable to provide greater flexibility in determining the size of its Board of Directors, particularly in light of the trend towards somewhat smaller boards of

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directors with a greater percentage of outside directors. The Company believes that such flexibility is important at this time since outside directors are increasingly becoming more likely to limit the number of boards of directors on which they are willing to serve. There is a limited number of qualified persons who are willing to take on the responsibilities and liabilities of serving as a director and the number of qualified persons varies from time to time.

       The Board of Directors will amend the By-Laws to the extent necessary to make them consistent with the amendment to the Restated Certificate of Incorporation. The full text of the Proposed Amendment is attached to this Proxy Statement as Appendix A. The Shareholders are urged to carefully read Appendix A.

       Adoption of this Proposal requires the affirmative vote of the holders of a majority of the shares of common stock of the Company outstanding and entitled to vote at the 2003 Annual Meeting of the Shareholders.

       The Board of Directors recommends that the Shareholders vote in favor of the Proposed Amendment to the Company's Restated Certificate of Incorporation.

ELECTION OF DIRECTORS
(Item 2 on the Proxy Card)

       The Company's Restated Certificate of Incorporation and By-laws permit the Board to set the number of directors, by majority vote; however, as previously discussed, the Board must presently consist of nine (9) members. If Proposal 1 is adopted, the required minimum size of the Board would be decreased to seven (7) members. On July 23, 2003, Mr. Robert A. Ward retired from the Board. In connection with his retirement, the Board fixed the size of the Board at nine (9) members. Nine (9) directors, constituting the entire Board, are to be elected at the Annual Meeting of Shareholders.

      All the nominees for election are presently serving and have consented to be named in this proxy statement and to serve, if elected. Although the Board of Directors expects that each of the nominees will be available for election, in the event a vacancy in the slate of nominees is occasioned by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy.

      Set forth below is the name of each nominee for election to the Board of Directors, as well as each such person's age, his or her current principal occupation (which has continued for at least the past five years unless otherwise indicated) together with the name and principal business of the company by which such person is employed, the period during which such person has served as Director, all positions and offices that such person holds with the Company and such person's directorships in other companies with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or companies

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registered as an investment company under the Investment Company Act of 1940.

NOMINEES FOR ELECTION AS DIRECTORS

         WILLIAM J. ARMFIELD, IV (68), President of Spotswood Capital, LLC, Greensboro, North Carolina. He was a Director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 1991, when Macfield, Inc. merged with and into Unifi, Inc. He was the Vice Chairman and a Director of the Company from 1991 to December of 1995. He was again elected a Director of the Company by the Board of Directors effective May 24, 2001 and by the shareholders on October 25, 2001. He is also a member of the Company's Audit Committee.

        R. WILEY BOURNE, JR., (66), Retired Vice-Chairman and Executive Vice President of Eastman Chemical Company, Kingsport, Tennessee. He serves on the boards of the East Tennessee State University Foundation and School of Medicine, and on the Board of Trustees of Tennessee Wesleyan College. He has been a Director of the Company since 1997, and is a member of the Company's Corporate Governance and Nominating Committee and Audit Committee (Chair).

        CHARLES R. CARTER, (71), Retired Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he held from 1967 to 1997. He has been a Director of the Company since 1982, and is a member of the Company's Compensation Committee and Corporate Governance and Nominating Committee (Chair).

        SUE W. COLE (52), Regional Chief Executive Officer, U.S. Trust Company, N.A. since July 2003. In July 2003 U.S. Trust Company of North Carolina merged with U.S. Trust Company, N.A. Prior to the merger she had been the President, since 1997, and President and Chief Executive Officer, since 2001, of U.S. Trust Company of North Carolina. She also serves as a member of the Board of Directors of Martin Marietta Materials, Inc. She joined NC Trust Company (predecessor to U.S. Trust) in 1987. She is currently the Chair of North Carolina Citizens for Business and Industry. She was elected a Director of the Company by the Board of Directors effective May 24, 2001 and by the shareholders on October 25, 2001. She is also a member of the Company's Compensation Committee.

       J.B. DAVIS, (59), President and Chief Executive Officer of Klaussner Furniture Industries, Inc., Asheboro, North Carolina. He has been an Executive Officer and Director of Klaussner Furniture Industries, Inc. since February 1970 and was elected as President and Chief Executive Officer in 1981. He has been a Director of the Company since 1996, and is a member of the Company's Corporate Governance and Nominating Committee.

       KENNETH G. LANGONE, (68), Investment Banker, President and Chief Executive Officer of Invemed Associates, LLC, an investment banking firm, New York, New York, since 1974. He is a Director of ChoicePoint Inc., General Electric Company, The Home Depot, Inc., YUM! Brands, Inc., and the New York Stock Exchange. He has been a Director of the Company since 1969, and is a member of the Company's Compensation Committee.

       DONALD F. ORR, (60), Chairman of Sweet Pea Capital, Greensboro, North Carolina, an

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investment capital firm, which was formed in November, 1978. He serves as Chairman of the Moses H. Cone Health System and on the Advisory Board of the Duke Eye Institute.  He was a Director of the U.S. Trust Company of North Carolina until July 2003. He has been a Director of the Company since 1988, and in October 2000, was elected the Company's Chairman of the Board. He is also a member of the Company's Audit Committee and Compensation Committee (Chair).

        BRIAN R. PARKE, (55),President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1984, served as President of Unifi Textured Yarns Europe (UTYE) in Ireland from October 1997 until January 20, 1999, when he moved to the U.S. and became President and Chief Operating Officer of the Company. Since January 2000, he has been the President and Chief Executive Officer of the Company. He has been a Director of the Company since 1999.

        G. ALFRED WEBSTER,(55), Retired Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He was an officer of the Company from 1979 until his retirement in April 2003. He has been a director of the Company since 1986.

        The Board of Directors recommends that the Shareholders vote to elect all of the nominees as directors.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY DIRECTORS AND EXECUTIVE OFFICERS

       The following table presents information regarding the beneficial ownership of the Company's common stock, within the meaning of applicable securities regulations, of all current Directors of the Company and each of the executive officers named in the Summary Compensation Table included herein, and of such Directors and all executive officers of the Company as a group, all as of September 5, 2003.

Name	Amount and Nature of Beneficial Ownership(1)	Percentage of Class

William J. Armfield, IV (2)	1,081,210	2.0%
R. Wiley Bourne, Jr. (3)	21,320	*
Charles R. Carter (4)	40,501	*
Thomas H. Caudle (5)	82,390	*
Sue W. Cole	10,000	*
J. B. Davis (6)	40,000	*
Michael E. Delaney (7)	112,482	*
Kenneth G. Langone (8)	2,205,000	4.1%
Stewart Q. Little (9)	204,914	*
Willis C. Moore, III (10)	219,816	*
Donald F. Orr (11)	171,364	*
Brian R. Parke (12)	465,171	*
       Robert S. Smith, Jr. (13)	6 54,493	*
G. Alfred Webster (14)	396,920	*
All Directors and Executive Officers and Nominees for Directors (15)	5,129,794	9.3%

_______________________________

* Represents less than one percent (1%) of the Company's common stock.

(1) All shares are owned directly and with sole voting and dispositive power, except as otherwise noted.

(2) Includes 2,680 shares held in trust for the benefit of his children, which shares are deemed to be beneficially owned by him.

(3) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 1,320 shares owned by his wife over which he has voting power, which shares are deemed to be beneficially owned by him.

(4) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares are deemed to be beneficially owned by him.

(5) Includes 77,470 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, which shares are deemed to be beneficially owned by him.

(6) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 20,000 shares held by U.S. Trust Company over which he has sole voting and dispositive power, which shares are deemed to be beneficially owned by him.

(7) Includes 104,988 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, which shares are deemed to be beneficially owned by him.

(8) Includes 10,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, 135,000 shares owned by Invemed Associates, LLC, in which Mr. Langone owns 81%, and 1,885,000 shares owned by Invemed Catalyst Fund, LLP managed by Invemed Catalyst General Partnership, LLC, of which Mr. Langone has voting power, which shares are deemed to be beneficially owned by him.

(9) Includes 193,361 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of

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September 5, 2003, which shares are deemed to be beneficially owned by him.

(10) Includes 206,965 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, which shares are deemed to be beneficially owned by him.

(11) Includes 20,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him, and 3,950 shares owned by the Orr Family Trust over which he has voting power, which shares are deemed to be beneficially owned by him.

(12) Includes 457,571 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, and 100 shares owned by his son who lives with him, which shares are deemed to be beneficially owned by him.

(13) Includes 52,386 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, which shares are deemed to be beneficially owned by him.

(14) Includes 248,668 shares that he has the right to purchase under stock options granted to him by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, and 39,339 shares held in trust for the benefit of his children, which shares are deemed to be beneficially owned by him.

(15) Includes 1,452,171 shares that the directors and executive officers, in the aggregate, have the right to purchase under stock options granted by the Company that are currently exercisable or become exercisable within 60 days of September 5, 2003, which shares are deemed to be beneficially owned by them.
DIRECTORS' COMPENSATION

          Each Director who is not an employee of the Company was paid, for serving on the Board during the fiscal year ended June 29, 2003, a retainer at the rate of $24,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending those meetings. The Chairman of the Board of Directors is paid an additional annual compensation of $50,000, in addition to his regular director fee, for serving as Chairman of the Board of Directors. The Chairman of the Company's Audit Committee and Corporate Governance and Nominating Committee are paid additional annual compensation of $15,000 each, in addition to their regular directors fees, for serving as Chairman of those Committees. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

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COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has three (3) standing committees: the Compensation Committee, the Audit Committee, and the Corporate Governance and Nominating Committee. The Compensation Committee (composed of Messrs. Carter, Langone, Orr and Ms. Cole) met three times during the last fiscal year. The Audit Committee (composed of Messrs. Orr, Bourne, and Armfield each of whom is independent under existing SEC and New York Stock Exchange requirements) met four times during the last fiscal year. The Corporate Governance Committee (composed of Messrs. Carter, Bourne, and Davis) met two times during the last fiscal year. The Company expects that the members of each of its committees will comply with SEC and NYSE requirements, relating to the applicable committees, which are in effect from time to time.

      The Compensation Committee operates under a written charter, adopted in April 2003. Its duties include, reviewing and recommending compensation of principal officers, salary policy, benefit programs, future objectives and goals of the Company, and recommending and approving the granting of restricted stock and stock options to eligible persons under the 1999 Unifi, Inc. Long Term Incentive Plan (the "1999 Plan").

      The Audit Committee operates under a written charter, adopted in April 2000 and amended in July 2001. Its function is to be aware of the financial reporting procedures of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the objective of this committee is to act as liaison with the Board in a recommendation capacity. The Board of Directors has considered the independence of each member of the Audit Committee and has determined that each member is free from any relationship that would interfere with his exercise of independent judgment and that each member of the Audit Committee is "independent" as defined in the New York Stock Exchange Listed Company Manual.

     The Corporate Governance and Nominating Committee operates under a written charter, adopted in April 2003. Its duties include, considering candidates for the Board of Directors recommended by Shareholders, recommending candidates for membership on the Board and Board committees, overseeing matters of corporate governance, including Board performance, reviews and recommending compensation of non-employee Directors. The Corporate Governance and Nominating Committee will consider those recommendations by Shareholders which are submitted with biographical and business experience information to the Secretary of the Company, in compliance with the Shareholder Proposals provision, hereinafter set forth.

     The Board of Directors met four (4) times during fiscal year 2003. All Directors attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board and all committees of the Board during the period in which they served as a Director or a committee member.

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COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the members of the Compensation Committee, who are identified under the heading "Compensation Committee Report" in this proxy statement, were at any time officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations, except for (i) Mr. Langone is a Director, stockholder and Chairman of the Executive Committee of Salem National Corporation, to which the Company paid $3,588,373 on leases of certain equipment and related services during the last fiscal year, (ii) Mr. Langone is the Chairman of the Board of Directors, principal Shareholder, President and Chief Executive Officer of Invemed Associates, LLC, to which, the Company paid $30,000 for certain advisory services during the last fiscal year, and (iii) Mr. Orr's son, Donald Fraser Orr, Jr., is the General Manager of the Company's Polyester Business Unit, and earned an aggregate salary and bonus of approximately $253,000 for his services during fiscal 2003. For further information related to these relationships, see "Insider Transactions" below.

INSIDER TRANSACTIONS

     Mr. Langone is a Director, stockholder, and Chairman of the Executive Committee of Salem National Corporation. In fiscal year 2003, the Company paid Salem Leasing Corporation, a wholly owned subsidiary of Salem National Corporation, $3,588,373 on leases of tractors and trailers, and for services thereto. The terms of the Company's leases with Salem Leasing Corporation are, in Management's opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

     Mr. Orr's son, Donald Fraser Orr, Jr., is the General Manager of the Company's Polyester Business Unit, and earned an aggregate salary and bonus of approximately $253,000 for his services during fiscal 2003.

    Mr. Langone is Chairman of the Board of Directors, principal Shareholder, President and Chief Executive Officer of Invemed Associates, Inc., an investment firm. During fiscal year 2003, such firm performed certain advisory services for the Company. The fees of $30,000 paid to Invemed Associates, Inc. during the fiscal year ended in 2003 were, in the opinion of Management, fair and reasonable and as favorable to the Company as could have been obtained from unrelated third parties.

     On December 31, 2000, the Company made loans to Mr. Webster in the amount of $39,150, Mr. Delaney in the amount of $25,653, Mr. Moore in the amount of $41,851, Mr. Little in the amount of $34,291, Mr. Caudle in the amount of $13,502 and Mr. Smith in the amount of $2,971 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Plan. These loans bear interest at a rate of 5.87% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004; and (b) the principal of said loan plus all accrued interest on December 31, 2005.

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     Effective January 1, 2000, the Company made a loan to Mr. Delaney in the amount of $27,352 in connection with the payment of income taxes relating to a stock award granted to him under the 1999 Plan. This loan bears interest at a rate of 6.20% per annum and is evidenced by a Promissory Note that is payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

     On December 16, 1999, the Company made a loan to Mr. Caudle in the amount of $17,620 in connection with the payment of income taxes relating to a stock award granted to him under the 1999 Plan. This loan bears interest at a rate of 6.08% per annum and is evidenced by a Promissory Note that is payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

     On October 21, 1999, the Company made loans to Mr. Parke in the amount of $37,758, to Mr. Webster, Mr. Moore and Mr. Little in the amount of $25,172, and to Mr. Caudle and Mr. Smith in the amount of $7,552 in connection with the payment of income taxes relating to stock awards granted to them under the 1999 Plan. These loans bear interest at a rate of 6.08% per annum and are evidenced by Promissory Notes that are payable as follows: (a) interest only on December 30, 2000, December 30, 2001, December 30, 2002 and December 30, 2003; and (b) the principal of said loan plus all accrued interest on December 30, 2004.

     The Company made a personal loan on October 22, 1999 to Mr. Little in the amount of $75,000. The loan is evidenced by a Promissory Note in the principal amount of $75,000 with interest at the rate of 6.5% per annum and is secured by the pledge of 5,000 shares of the Company's common stock. The loan is payable as follows: (a) interest only on October 22, 2000, October 22, 2001 and October 22, 2002; and (b) the principal and interest of said loan payable in thirty-six (36) monthly installments of $2,298.68 each beginning on November 22, 2002.

     Each of the above referenced loans to Mr. Webster and Mr. Little were satisfied in full effective on April 30, 2003, pursuant to the terms of their respective Severance Agreements with the Company, as more fully described under the Employment and Termination Agreements section of this Proxy Statement.

AUDIT COMMITTEE REPORT

     The Company's Audit Committee consists of three independent Directors and operates under a written charter adopted by the Board. The current members of the Audit Committee are William J. Armfield, IV, R. Wiley Bourne, Jr., who is the Committee Chair, and Donald F. Orr.

     The Company's management is responsible for the Company's internal controls and financial reporting. Ernst & Young LLP, the Company's independent auditors, are responsible for auditing the Company's annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on those financial statements. The Audit Committee monitors and oversees these processes, and the audit committee is directly responsible for the

<Page                                                                            11

appointment, compensation, retention and oversight of the Company's independent auditors.

          To fulfill our responsibilities, we did the following:

  We reviewed and discussed with the Company's management and the independent auditors the Company's audited consolidated financial statements for the fiscal year ended June 29, 2003.

  We reviewed management's representations to us that those audited consolidated financial statements were prepared in accordance with generally accepted accounting principles.

  We discussed with the independent auditors the matters that Statement on Auditing Standards 61 (Codification of Statements on Accounting Standards) requires them to discuss with us, including matters related to the conduct of the audit of the Company's audited consolidated financial statements.

  We received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 relating to their independence from the Company and we have discussed with Ernst & Young LLP their independence from the Company.

  Based on the discussions we had with management and the independent auditors, the independent auditors' disclosures and letter to us, the representations of management to us and the report of the independent auditors, we recommended to the Board that the Company's audited annual consolidated financial statements for fiscal year 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2003 for filing with the Securities and Exchange Commission.

  Ernst & Young LLP's fees for the fiscal years indicated below were as follows:
	Fiscal Year Ended
	June 29, 2003	June 30, 2002
Audit Fees	$362,959	$289,209
Financial Information System Design and Implementation Fees	0	0
All Other Fees
- audit-related services, including fees for foreign statutory and benefit plan audits	73,234	75,197
- non- audit services, including tax services	26,190	38,775
Total Fees	$ 462,383	$ 403,181
  We considered whether Ernst & Young LLP's provision of financial information systems design and implementation services and other non-audit services to the Company is compatible with Ernst & Young LLP maintaining their independence from the Company and concluded that it is.


The Audit Committee has adopted a policy governing the provision of audit and non-audit services by the Company's independent auditors. Pursuant to this policy, the Audit Committee will consider annually and, if appropriate, approve the provision of audit services (including audit review and attest services) by its independent auditor, consider, and, if appropriate, pre-approve the provision of certain specific defined permitted non-audit services. It will also consider on a case-by-case basis and, if appropriate, approve specific engagements that do not fit within the definition of pre-approved services.

The policy provides that any proposed engagement that does not fit within the definition of a pre-approved service must be presented to the Audit Committee for consideration (a) at its next regular meeting, or (b) at a special meeting called to consider the proposed engagement or by a unanimous written consent of the Audit Committee. The Audit Committee will regularly review summary reports detailing all services (and related fees and expenses) being provided to the Company by the independent auditors.

Submitted by the Audit Committee of the Board:

R. Wiley Bourne, Chairperson
William J. Armfield, IV
Donald F. Orr
REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

       This report of the Compensation Committee of the Board of Directors sets forth the Company's compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

      The Compensation Committee during fiscal year 2003 was composed of non-employee Directors. The Compensation Committee reviews and recommends to the Board of Directors the compensation of the employee Directors as well as other executive officers of the Company. Its duties also include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other employees of the Company; and making recommendations to the full Board concerning benefit plans for the Company's Directors, officers and employees, the granting of restricted stock and stock options under the 1999 Plan and recommending benefit programs and future objectives and goals of the Company.

IN GENERAL

     The Compensation Committee views executive compensation in three component parts: base


salary; annual incentive compensation and long-term incentive compensation. The primary goals of the Compensation Committee in setting executive compensation are: (i) to ensure that the Company's compensation program for executive officers attracts and retains qualified, talented, and highly motivated personnel, links executive compensation to corporate and individual performance, and is administered in an equitable manner; and (ii) to align the interest of the executives with those of our shareholders and also with the Company's performance.

        The annual and long-term incentive portions of the executive's compensation are intended to achieve the Compensation Committee's goal of aligning the executive's interest with those of our shareholders and with Company performance. These portions of an executive's compensation are placed at risk and are linked to the accomplishment of specific results that are designated to benefit our shareholders and the Company, both in the long and short term. As a result, during years of excellent performance, the executives are provided the opportunity to earn a higher competitive level of compensation and, conversely, in years of below average performance, their compensation may be below competitive levels.

       The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code on the Company's executive compensation program. Section 162(m) denies a public company a deduction, except in limited circumstances, for compensation paid to "covered employees," i.e., those employees named in the "Summary Compensation Table" below, to the extent such compensation exceeds $1,000,000. Based on its review of the likely impact of Section 162(m), the Compensation Committee may in the future recommend changes to the Company's benefit plans in order to qualify compensation paid to covered employees for such exception.

BASE SALARIES

      The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and to retain his or her services. The Compensation Committee evaluates the base salary of each of the executive officers on an annual basis, or more frequently if appropriate, and recommends to the entire Board any changes in such base salary levels. In making such evaluations and recommendations, the Compensation Committee considers the historical practices of the Company, the officer's leadership and advancement of the Company's long term strategy, plans and objectives, individual performance and contribution to the Company's success and salary levels of other executives holding similar positions in certain other textile companies. Base salary adjustments are approved by the full Board. The base salary for Mr. Parke is covered by an agreement with the Company.

ANNUAL INCENTIVE COMPENSATION

      The Company rewards executives based on each fiscal year's results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual's control. The annual cash incentive compensation, in the form of bonuses is payable based upon the achievement of predetermined, objective performance goals which are specific to each executive. In addition to the objective criteria, bonuses may also be granted based upon the


subjective evaluation of the performance of the respective executive.

LONG-TERM INCENTIVE COMPENSATION

       The 1999 Plan was approved by the Shareholders of the Company at their 1999 Annual Meeting. The 1999 Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards and performance-based awards.

       The Company also has four other stock option plans: the 1996 Incentive Stock Option Plan; the 1996 Non-Qualified Stock Option Plan; the 1992 Incentive Stock Option Plan; and the 1987 Non-Qualified Stock Option Plan. No additional options will be granted under these four option plans however, all outstanding option grants remain in full force and effect under their respective terms.

       Stock Options - Stock options provide incentive for the creation of Shareholder value over the long term since the full benefit of an executive officer's compensation package cannot be realized unless Company common stock appreciates in value during the term of the option. No stock options were granted during the last fiscal year.

      Restricted Stock - Restricted stock is granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Compensation Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of their services. No restricted stock awards were granted during the last fiscal year.

2003 COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     Compensation paid to Mr. Parke as CEO of the Company during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Parke's base salary was $750,000 (as provided in his employment agreement with the Company). Mr. Parke received additional incentive compensation equal to $250,000 for the 2003 fiscal year which represented the Compensation Committee's evaluation of Mr. Parke's superior performance in implementing the Company's long-term strategic goals.

COMMITTEE'S JUDGMENT

      It is the judgment of the Compensation Committee that in fiscal 2003, and for the three fiscal years ending June 29, 2003, the total compensation to the executives was appropriate for the performance of the Company and to retain and motivate such executives in the future.

      Submitted by the Compensation Committee of the Board:

Donald F. Orr, Chairman
Charles R. Carter
Sue W. Cole
Kenneth G. Langone


EXECUTIVE OFFICERS AND THEIR COMPENSATION

            The following Summary Compensation Table shows the compensation of the Chief Executive Officer ("CEO"), and our four other most highly compensated executive officers during employed by the Company at the end of fiscal year 2003 and two additional executive officers who ceased to be employed with the Company during fiscal year 2003 (the "named executive officers"), for the past three fiscal years.

UNIFI, INC. SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Restricted	Securities	All Other
				Other Annual	Stock	Underlying	Compensation
Name and Principal Position	Year	Salary	Bonus	Compensations(1)	Awards($)	Options/SARs(#)	($)(2)
Brian R. Parke	2003	$750,000	$ 250,000 (3)	$ 10,487	$ -	-	$ 91,177
President, CEO	2002	$750,000	$2,150,241	$ 12,141	$ -	250,000(4)	$ 102,615
and Director	2001	$750,000	$ -	$ 4,415	$ -	-	$ 112,513

Willis C. Moore, III	2003	$370,008	$ 50,000(3)	$ 2,946	$ -		$ 46,169
Vice President, Governmental	2002	$365,007	$ 200,000	$ 7,987	$ -	125,000(4)	$ 53,088
and Investor Relations	2001	$350,004	$ 15,000	$ 7,197	$ 93,003	-	$ 55,412

Michael E. Delaney	2003	$250,008	$ 50,000(3)	$ -	$ -	-	$ 36,749
Vice President, Commercial	2002	$247,506	$ 150,000	$ 3,342	$ -	115,000(4)	$ 37,283
Operations	2001	$240,000	$ 12,000	$ 5,261	$ 57,007	-	$ 40,431

Thomas H. Caudle, Jr.	2003	$229,008	$ 50,000(3)	$ 1,411	$ -	-	$ 25,875
Vice President, Global	2002	$215,007	$ 100,000	$ 1,218	$ -	65,000(4)	$ 27,289
Operations	2001	$ 200,004	$ 12,000	$ 303	$ 30,004	-	$ 29,454

Robert S. Smith, Jr. (5)	2003	$210,008	$ 50,000 (3)	$ -	$ -	-	$17,376
Vice President, North
American Operations

G. Alfred Webster(6)	2003	$308,340	$ 0	$ 60,907	$ -	-	$ 765,570
Executive Vice President	2002	$365,007	$ 200,000	$ 909	$ -	125,000(4)	$ 51,648
and Director	2001	$350,004	$ 15,000	$ 6,047	$ 87,000	-	$ 59,738

Stewart Q. Little (6)	2003	$212,500	$ 0	$ 231	$ -	-	$610,829
Senior Vice President	2002	$253,752	$ 50,000	$ 2,501	$ -	65,000(3)	$ 35,709
	2001	$250,008	$ 10,000	$ 8,551	$ 76,201	-	$ 39,504

Footnotes:

(1)   As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost does not exceed the lesser of (i) 10% of the sum of the amounts of salary and bonus for the named executive officer, or (ii) $50,000. The amounts reported under "Other Annual Compensation" are amounts reimbursed during the fiscal year for the payment of taxes with regard to personal travel and the $60,907 for Mr. Webster represents personal travel expenses and related tax payments.

(2)   The components of the amounts shown in this column consists of the following: (i) a director's fee in 2003,


2002 and 2001, respectively, for Mr. Parke of $4,000, $5,000 and $6,000; and Mr. Webster of $4,000, $5,000 and $6,000; (ii) payments of the Company's portion of the premiums on the split-dollar life and other life insurance in 2003, 2002, and 2001, respectively, amounted to: Mr. Parke - $78,441, $89,615 and $97,817; Mr. Moore - $39,075, $43,713 and $46,952; Mr. Delaney $27,420, $30,199 and $32,059; Mr. Caudle $17,135, 19,289, and 20,817; Mr. Smith - $8,762 in 2003; Mr. Webster - $6,809, $41,252 and $45,027; and Mr. Little - $0, $28,642 and $30,764 (in calculating the amounts shown on this table the Company utilized the interest foregone method to value the insurance premiums using the Applicable Federal Interest Rate as the discount rate); and (iii) allocation of the Company's contribution to the Profit Sharing Plan or Retirement Savings Plan in 2003, 2002 and 2001, respectively to: Mr. Parke - $8,736, $8,000 and $8,696; Mr. Moore - $7,094, $9,375 and $8,460; Mr. Delaney - $9,329, $7,084 and $8,372; Mr. Caudle $8,740, $8,000, and $8,637; Mr. Smith $8,614 in 2003; Mr. Webster - $5,139, $5,396 and $8,711; and Mr. Little $6,283, $7,067 and $8,740; and (iv) severance pay and noncompete payments to Mr. Webster and Mr. Little for 2003 in the amount of $740,0168 and $588,608, respectively, and vacation pay to Mr. Webster and Mr. Little for 2003 in the amount of $9,606 and $15,938, respectively. The severance pay for Mr. Webster is payable over 20 months and the severance pay to Mr. Little is payable over 18 months, see explanation in section entitled "Employment and Termination Agreements."

(3) These amounts represent bonuses that were granted and paid subsequent to the 2003 fiscal year.

(4) Amounts in this column reflect the number of stock options granted during such fiscal year to the listed individuals.

(5) Mr. Smith became an executive officer of the Company during fiscal 2003 .

(6) Mr. Webster and Mr. Little ceased to be employed by the Company in an executive capacity on April 30, 2003.

OPTION GRANTS IN FISCAL YEAR 2003

 No options were granted during fiscal 2003.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at Year End		Value of Unexercised In-the-Money Options/SARs at Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Parke	0	$ 0	457,571	190,588	$ 0	$ 0
Moore	0	$ 0	206,965	83,247	$ 0	$ 0
Delaney	0	$ 0	104,988	65,539	$ 0	$ 0
Caudle	0	$ 0	77,470	42,754	$ 0	$ 0
Smith	0	$ 0	52,386	32,698	$ 0	$ 0
Webster	0	$ 0	326,552	0	$ 0	$ 0
Little	0	$ 0	193,361	0	$ 0	$ 0
  Footnotes:
(1) The fair market value of the Company's common stock at fiscal year-end, June 29, 2003, was $ 6.14. No options were "in-the-money" at fiscal year end because the market value was below the exercise price.                                                                             17

EMPLOYMENT AND TERMINATION AGREEMENTS
 Agreement with Mr. Parke

     Pursuant to an employment agreement between the Company and Mr. Parke effective January 23, 2002, Mr. Parke is employed by the Company as its President and Chief Executive Officer for a rolling three (3) year term which is automatically extended on a day by day basis until such date as either the Company or Mr. Parke shall terminate the automatic extensions by providing proper notice to the other. Under the terms of the agreement, Mr. Parke will receive an annual base salary of at least $750,000, plus any other additional compensation or bonuses in the Board's discretion. In addition, Mr. Parke is entitled to participate in any benefit plans offered to other senior executives of the Company on terms no less favorable than offered to other executives.

Agreement with Michael E. Delaney

    Pursuant to an agreement between the Company and Mr. Delaney effective December 21, 1999, the Company agreed that, in the event that Mr. Delaney shall be terminated (other than in the case of a disciplinary termination), the Company will pay Mr. Delaney his base salary for a period of twelve months.

Severance Agreement with Mr. Webster

    Effective April 30, 2003, the Company entered into a Severance Agreement with Mr. Webster. The agreement provides, among other things, that Mr. Webster will receive a total of $740,016 in severance pay, less $65,598.07 for repayment of the Promissory Notes plus federal and state withholding taxes of $29,519.13 relating to the repayment, leaving a net severance amount of $644,898.80 paid in twenty (20) equal monthly installments and a final monthly installment in January 2005. Mr. Webster's grants of shares of restricted stock which had not vested became fully vested as of April 30, 2003 and his stock options under Unifi, Inc.'s various Incentive Stock Option Plan and Non-Qualified Stock Option Plan Agreements were deemed modified and amended to provided that the termination date for all his stock options under the aforesaid Stock Option Agreements shall be April 30, 2005, and Mr. Webster shall have until that date to exercise all such previously vested options, including any currently unvested options. All such stock options shall be deemed and treated as non-qualified stock options.

Severance Agreement with Mr. Little

    Effective April 30, 2003, the Company entered into a Severance Agreement with Mr. Little. The agreement provides, among other things, that Mr. Little will receive a total of $588,608 in severance pay, less $142,143.49 for repayment of the Promissory Notes plus federal and state withholding taxes of $63,964.57 relating to the repayment, leaving a net severance amount of $382,500 paid in eighteen (18) equal monthly installments ending in October 2004. Mr. Little's grants of shares of restricted stock which had not vested became fully vested as of April 30, 2003 and his stock options under Unifi, Inc.'s various Incentive Stock Option Plan and Non-Qualified Stock Option Plan Agreements were deemed modified and amended to provided that the termination date for all his stock options


under the aforesaid Stock Option Agreements shall be April 30, 2005, and Mr. Little shall have until that date to exercise all such previously vested options, including any currently unvested options. All such stock options shall be deemed and treated as non-qualified stock options.

Change of Control Agreement with Various Officers

     Effective January 23, 2002, the Company entered into Change of Control Agreements with Thomas H. Caudle, Jr., Michael E. Delaney, Stewart Q. Little, Willis C. Moore, III, Benny L. Holder, and Charles F. McCoy (collectively referred to as the "Officers"). These agreements provide that if the Officer's employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, the Officers may receive certain benefits. The present value of the benefits will be 2.99 times the Officers, average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company, limited to the amount deductible by the Company and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company's independent certified public accountants, whose decision shall be binding upon the Company and the Officers. These benefits will be paid to the Officers over a twenty-four (24) month period. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of Directors under specified conditions within a two (2) year period. The benefits under these Change of Control Agreements are contingent and therefore not reported under the Summary Compensation Table.

PERFORMANCE GRAPH - SHAREHOLDER RETURN ON COMMON STOCK

    Set forth below is a line graph comparing the cumulative total shareholder return on the Company's common stock with (i) the New York Stock Exchange Composite Index, a broad equity market index, and (ii) a peer group selected by the Company in good faith (the "Peer Group"), assuming in each case, the investment of $100 on June 28, 1998 and reinvestment of dividends. Including the Company, the Peer Group consists of twenty publicly traded textile companies, including Albany International Corp., Cone Mills Corporation, Culp, Inc., Dan River Inc., Decorator Industries, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., FAB Industries, Inc., The Hallwood Group Incorporated, Hampshire Group, Limited, Innovo Group Inc., Interface, Inc., JPS Industries, Inc., Lyndall, Inc., Marisa Christina Incorporated, Mohawk Industries Inc., Novel Denim Holdings Limited., Quaker Fabric Corporation and Russell Corporation.

Comparison of 5-Year Cumulative Total Return*
Among Unifi, Inc., the NYSE Composite Index and a Peer Group

[Graph appears here with the following values]

Company	June 1998	June 1999	June 2000	June 2001	June 2002	June 2003

Unifi, Inc.	$100.00	$54.01	$36.68	$23.21	$31.82	$17.52
NYSE Composite	$100.00	$107.93	$110.81	$108.28	$92.30	$90.22
       Peer Group	$100.00	$69.66	19 $48.90	$58.68	$88.64	$75.27

___________________________

* $100 invested on June 28, 1998 in stock index - including reinvestment of dividends.

NEW YORK STOCK EXCHANGE

     The Company's common stock trades on the New York Stock Exchange (NYSE) under the symbol "UFI", with the closing price of said stock on September __, 2003, being $____ per share.

INFORMATION RELATING TO THE COMPANY'S
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       Pursuant to its authority, the Company's Audit Committee will select the Company's independent auditors for the current fiscal year at a meeting subsequent to the Annual Meeting of Shareholders. Ernst & Young LLP was selected as the Company's independent auditors for fiscal year ended June 29, 2003. Ernst & Young, LLP has been the Company's independent auditors since 1990. Representatives of Ernst & Young LLP will attend the Annual Meeting of Shareholders. They will have the opportunity to make a statement if they so desire and to answer appropriate questions from Shareholders.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors and executive officers, and any person who owns more than ten percent of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by the SEC's regulations to furnish the Company with copies of all Section 16(a) reports they filed.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representation that no other reports were required, all such Section 16(a) filings have been timely made during the fiscal year ended June 29, 2003.


SHAREHOLDER PROPOSALS

     The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company's proxy statement for its 2004 Annual Meeting of Shareholders is May 25, 2004. Any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in the Company's proxy statement), must be received by August 8, 2004, or such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by us may exercise discretionary voting authority with respect to such proposal. Proposals which Shareholders intend to present at the Company's 2004 Annual Meeting of Shareholders or wish to have included in the Company's proxy materials should be sent registered, certified or express mail to Charles F. McCoy, Vice President, Secretary and General Counsel of the Company, at 7201 West Friendly Avenue, Greensboro, North Carolina, 27410.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     The Securities and Exchange Commission has adopted rules permitting registrants to send a single set of these reports to any household at which two or more Shareholders reside if the registrant believes they are members of the same family. Each Shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information Shareholders receive and reduces the expense to the registrant. The Company has not implemented these householding rules with respect to its record holders; however, a limited number of brokerage firms have instituted householding which may impact certain beneficial owners of Company common stock. If your family has multiple accounts by which you hold Company common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report, or wish to revoke your decision to household, and thereby receive multiple reports. Those options are available to you at any time.

ANNUAL REPORT

     The 2003 Annual Report on Form 10-K of the Company, including financial statements, accompanies this Proxy Statement. Upon written request, the Company will provide without charge to any shareholder of record or beneficial owner of common stock a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 29, 2003 (without exhibits), including financial statements, filed with the SEC. Any such request should be directed to Willis C. Moore, III, the Company's Vice President of Investor and Government Relations, at 7201 W. Friendly Avenue, Greensboro, North Carolina 27410.


OTHER MATTERS

     The Board of Directors does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

                                                                                      BY ORDER OF THE BOARD OF DIRECTORS

                                                                                      Charles F. McCoy
                                                                                      Vice President, Secretary & General Counsel
Greensboro, North Carolina
September __, 2003


APPENDIX A

ARTICLE SEVENTH TO THE RESTATED CERTIFICATE OF INCORPORATION

       Effective with the 2003 Annual Meeting of Shareholders, the Restated Certificate of Incorporation of the Company is amended by deleting Article Seventh in its entirety and replacing it with the following:

ARTICLE SEVENTH

     The number of Directors shall be fixed in the By-Laws but in no case shall be less than seven (7), but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of the majority of the Board, except that the number of Directors shall not be less than seven (7). A Director shall hold office until his successor shall be elected and qualified, subject to prior death, resignation, retirement, or removal from office.

     Newly created directorships resulting from an increase in the number of Directors and vacancies caused by death, resignation, retirement or removal from office, may be filled by the vote of a majority of the Directors remaining in office. Any Director elected by the Board to fill a vacancy shall serve until the next meeting of the Shareholders, at which the election of Directors is in the regular order of business, and until his successor is elected and qualified. In no case will a decrease in the number of Directors shorten the term of an incumbent Director.


UNIFI, INC.

ANNUAL MEETING, OCTOBER 22, 2003

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NORTH CAROLINA 28254-3556

- FOLD AND DETACH HERE -

The undersigned hereby appoints Willis C. Moore, III and Charles F. McCoy, or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Company's corporate headquarters at 7201 West Friendly Avenue, in Greensboro, North Carolina, on Wednesday, October 22, 2003, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

PROPOSAL NO. 1 - To adopt and approve the amendment to the Company's Restated Certificate of Incorporation to decrease the required minimum number of Directors on the Board of Directors from nine (9) to seven (7):

☐ FOR        ☐  AGAINST        ☐  ABSTAIN

PROPOSAL NO. 2 - To elect the nine (9) Directors listed below to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified:

☐FOR all nominees listed below (except as marked to the contrary below).	☐WITHHOLD AUTHORITY to vote for all nominees listed below.

NOMINEES: William J. Armfield, IV, R. Wiley Bourne, Jr., Charles R. Carter, Sue W. Cole, J.B. Davis, Kenneth G. Langone, Donald F. Orr, Brian R. Parke, G. Alfred Webster

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

UNIFI, INC.

ANNUAL MEETING, OCTOBER 22, 2003

PLEASE DATE, SIGN AND DETACH THE PROXY CARD BELOW, AND

RETURN IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

UNIFI, INC.

C/O WACHOVIA BANK, N.A.
PROXY TABULATION
P.O. BOX 217950
CHARLOTTE, NORTH CAROLINA 28254-3556

- FOLD AND DETACH HERE -

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR EACH OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR SPECIFIED IN PROPOSAL NO. 2, UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September __, 2003, and the Proxy Statement furnished therewith.

    Dated this ______ day of ____________ , 2003.

__________________________________(SEAL)
__________________________________(SEAL)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN THIS PROXY. THANK YOU.